                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): August 16, 1999


                      E. I. du Pont de Nemours and Company
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                   1-815              51-0014090
      (State or Other Jurisdiction     (Commission       (I.R.S Employer
           of Incorporation)           File Number)     Identification No.)


                               1007 Market Street
                           Wilmington, Delaware 19898
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (302) 774-1000

         In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), the registrant hereby files the following information at Item 2 and Item 7.

Item 2.  Acquisition or Disposition of Assets

         The exchange and cash offers for common stock of E. I. du Pont de Nemours and Company are described below.

I.  Offer To Exchange Conoco Class B Common Stock For DuPont Common Stock

         On August 7, 1999, E. I. du Pont de Nemours and Company ("DuPont") completed its exchange offer pursuant to which it offered to exchange 2.95 shares of common stock, $.01 par value ("Conoco Class B common stock"), of Conoco Inc. ("Conoco") for each share of common stock, par value $.30 ("DuPont Common Stock"), of DuPont held by a United States person up to an aggregate of 147,980,872 shares of DuPont common stock, upon terms and subject to the conditions set forth in the Offering Circular - Prospectus dated July 12, 1999, (the "Offering Circular - Prospectus"), and the related Letter of Transmittal (which, together with the Offering Circular - Prospectus, constituted the "Exchange Offer"). The principle used in determining the exchange ratio is set forth in the section of the Offering Circular - Prospectus entitled, "The Exchange Offer - Terms Of The Exchange Offer," which section is hereby incorporated by reference herein. The Exchange Offer, which was commenced on July 12, 1999, was oversubscribed, and expired at 12:00 midnight, New York City time, on August 6, 1999, in accordance with its terms.

         Pursuant to the Exchange Offer, 353,253,044 shares of DuPont Common Stock were properly tendered and not withdrawn, including 1,515,613 shares held by eligible odd-lot shareholders. In accordance with the terms of the Exchange Offer, DuPont accepted all shares tendered by eligible odd-lot shareholders. All other shares were subject to exchange on a pro rata basis, with the final proration factor equal to 41.641451459 percent. Pursuant to the Exchange Offer, DuPont accepted for exchange 147,980,872 shares of DuPont common stock for 436,543,573 shares of Conoco Class B common stock owned by DuPont. DuPont no longer has any ownership interest in Conoco.

II.  Offer To Purchase DuPont Common Stock For Cash

         On August 11, 1999, E. I. du Pont de Nemours and Company (DuPont) completed its purchase offer pursuant to which it offered to purchase at $80.76 per share of common stock up to 8,000,000 shares of common stock, par value $.30 ("DuPont common stock"), of DuPont, held by non-United States persons, upon terms and subject to the conditions stated in the Offer to Purchase dated July 14, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, constituted the

"Offer"). The principle used in determining the purchase price and the maximum number of shares to be purchased is set forth in the sections of the Offer entitled, "The Offer - 1. Number of Shares; Proration" and "Introduction," which sections are hereby incorporated by reference herein. Additional information on determining the cash purchase price is included in Item 7, below, under "Basis of Presentation." The Offer, which was commenced on July 14, 1999, was oversubscribed, and expired at 12:00 midnight, New York City time, on August 10, 1999, in accordance with its terms.

            Pursuant to the Offer, 48,390,144 shares of DuPont common stock were properly tendered and not withdrawn; including shares held by eligible odd-lot shareholders. In accordance, with the Offer, DuPont accepted all shares tendered by eligible odd-lot shareholders. All other shares were subject to purchase on a pro rata basis. Pursuant to the Offer, DuPont purchased 8,000,000 shares of DuPont common stock for $646 million.

            After the two offers, DuPont has approximately 975 million shares of common stock outstanding.


Item 7.  Financial Statements and Exhibits

         (b) Pro Forma Financial Information

        UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF DUPONT

     The following unaudited pro forma consolidated financial statements of DuPont for the year ended December 31, 1998, the six months ended June 30, 1999 and as of June 30, 1999 were prepared by DuPont to illustrate the estimated effects of the completed exchange offer, the completed cash offer and the transactions directly associated with Conoco's initial public offering and separation from DuPont, principally:

     - the effect to DuPont of the exchange offer relates to the reduction in DuPont common stock outstanding resulting from the exchange of Conoco Class B common stock owned by DuPont for DuPont common stock held by United States persons.

     - the effect to DuPont of the cash offer relates to the reduction of DuPont common stock outstanding resulting from the cash purchase of DuPont common stock held by persons that are not United States persons.

     - the effect to DuPont of the initial public offering. In October 1998, DuPont received Conoco's initial public offering proceeds, in repayment of a portion of Conoco's intercompany indebtedness to DuPont.

     - the effect to DuPont of Conoco debt issuances. On April 20, 1999, Conoco completed the sale of senior debt securities, and DuPont received from Conoco its net proceeds in repayment of a portion of Conoco's indebtedness to DuPont. In May 1999, Conoco issued commercial paper and used the proceeds to repay its remaining indebtedness to DuPont.

     These transactions and their effect on DuPont are further described in the notes to these unaudited pro forma financial statements. To the extent these events are not reflected in the historical consolidated income statements of DuPont, the unaudited pro forma consolidated income statements assume that these transactions occurred as of the beginning of the periods presented. To the extent these events are not reflected in the historical balance sheet, the unaudited pro forma balance sheet assumes that these transactions occurred as of June 30, 1999.

     DuPont believes that the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the exchange offer, the cash offer and the transactions associated with the initial public offering and separation. The pro forma consolidated financial statements do not purport to represent what the results of operations or financial position of DuPont would actually have been if the exchange offer, the cash offer and the transactions associated with the initial public offering and separation had in fact occurred on such dates or to project the results of operations or financial position of DuPont for any future period or date. These statements should be read in connection with, and are qualified by reference to, the consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations," located in DuPont's 1998 Form 10-K/A and DuPont's Form 10-Q for the quarterly period ended June 30, 1999, which we have filed with the SEC, and which we have incorporated in this document by reference.

               PRO FORMA CONSOLIDATED INCOME STATEMENT OF DUPONT
                          YEAR ENDED DECEMBER 31, 1998
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                             PRO FORMA
                                                              HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                              ----------    -----------    ---------
Sales.......................................................    $24,767                     $24,767
Other Income................................................        981                         981
                                                                -------       ------        -------
  Total.....................................................     25,748                      25,748
Cost of Goods Sold and Other Operating Charges..............     15,664                      15,664
Selling, General & Administrative Expenses..................      2,115                       2,115
Depreciation and Amortization...............................      1,452                       1,452
Research and Development Expense............................      1,308                       1,308
Interest Expense............................................        520       $   (7)(a)        513
Purchased In-Process Research and Development...............      1,443                       1,443
Employee Separation Costs and Write-down of Assets..........        633                         633
                                                                -------       ------        -------
  Total.....................................................     23,135           (7)        23,128
                                                                -------       ------        -------
Income from Continuing Operations Before Income
  Taxes and Minority Interests..............................      2,613            7          2,620
Provision for Income Taxes..................................        941          (22)(b)        919
Minority Interests in Earnings of Consolidated
  Subsidiaries..............................................         24                          24
                                                                -------       ------        -------
Income from Continuing Operations...........................    $ 1,648       $   29        $ 1,677
                                                                =======       ======        =======
Earnings Per Share -- Continuing Operations:
  Basic.....................................................    $  1.45                     $  1.71
  Diluted...................................................    $  1.43                     $  1.69
Weighted Average Number of Shares Outstanding (millions):
  Basic.....................................................      1,129                         973
  Diluted...................................................      1,145                         988


      See Notes to Unaudited Pro Forma Consolidated Financial Statements.

               PRO FORMA CONSOLIDATED INCOME STATEMENT OF DUPONT
                   FOR THE SIX MONTHS ENDED JUNE 30, 1999
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                             PRO FORMA
                                                              HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                              ----------    -----------    ---------
Sales.......................................................    $13,289                     $13,289
Other Income................................................        253                         253
                                                                -------        ----         -------
  Total.....................................................     13,542                      13,542
Cost of Goods Sold and Other Operating Charges..............      8,254                       8,254
Selling, General & Administrative Expenses..................      1,160                       1,160
Depreciation and Amortization...............................        708                         708
Research and Development Expense............................        745                         745
Interest Expense............................................        213        $ 33(a)          246
Purchased In-Process Research and Development...............         40                          40
Employee Separation Costs and Write-down of Assets..........         62                          62
                                                                -------        ----         -------
  Total.....................................................     11,182          33          11,215
                                                                -------        ----         -------
Income from Continuing Operations Before Income
  Taxes and Minority Interests..............................      2,360         (33)          2,327
Provision for Income Taxes..................................        850         (15)(b)         835
Minority Interests in Earnings of Consolidated
  Subsidiaries..............................................         36                          36
                                                                -------        ----         -------
Income from Continuing Operations...........................    $ 1,474        $(18)        $ 1,456
                                                                =======        ====         =======
Earnings Per Share -- Continuing Operations:
  Basic.....................................................    $  1.30                     $  1.49
  Diluted...................................................    $  1.29                     $  1.47
Weighted Average Number of Shares Outstanding (millions):
  Basic.....................................................      1,128                         972
  Diluted...................................................      1,141                         985


       See Notes to Unaudited Pro Forma Consolidated Financial Statements

                 PRO FORMA CONSOLIDATED BALANCE SHEET OF DUPONT
                                 JUNE 30, 1999
                                 (IN MILLIONS)
                                  (UNAUDITED)

                                                                            PRO FORMA
                                                              HISTORICAL   ADJUSTMENTS      PRO FORMA
                                                              ----------   -----------      ---------
ASSETS
Cash and Cash Equivalents...................................   $ 1,501                      $  1,501
Marketable Securities.......................................        39                            39
Accounts and Notes Receivable...............................     5,446                         5,446
Inventories.................................................     3,388                         3,388
Prepaid Expenses............................................       215                           215
Deferred Income Taxes.......................................       548                           548
                                                               -------      --------        --------
     Total Current Assets...................................    11,137                        11,137
Property, Plant and Equipment...............................    35,636                        35,636
Less: Accumulated Depreciation and Amortization.............    20,748                        20,748
                                                               -------      --------        --------
     Net Property, Plant and Equipment......................    14,888            --          14,888
Investment in Affiliates....................................     1,988                         1,988
Other Assets................................................     5,730                         5,730
Net Assets of Discontinued Operations.......................     3,572      $ (3,572)(a)        --
                                                               -------      --------        --------
TOTAL ASSETS................................................   $37,315      $ (3,572)       $ 33,743
                                                               =======      ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable............................................   $ 1,844      $     --        $  1,844
Short-Term Borrowings and Capital Lease Obligations.........     3,536           741(b)        4,277
Income Taxes................................................       353            --             353
Other Accrued Liabilities...................................     3,181            --           3,181
                                                               -------      --------        --------
     Total Current Liabilities..............................     8,914           741           9,655
Long-Term Borrowings and Capital Lease Obligations..........     4,934            --           4,934
Other Liabilities...........................................     7,741            --           7,741
Deferred Income Taxes.......................................       512            --             512
                                                               -------      --------        --------
     Total Liabilities......................................    22,101           741          22,842
Minority Interests..........................................       474            --             474
Preferred Stock.............................................       237            --             237
Common Stock................................................       342            --             342
Additional Paid-In Capital..................................     7,917            --           7,917
Reinvested Earnings.........................................     7,453         7,378(a,c)     14,831
Accumulated Other Comprehensive Loss........................      (523)          360(c)         (163)
Common Stock Held in Trust for Unearned Employee
  Compensation and Benefits (Flexitrust), at Market.........      (686)           --            (686)
Treasury Stock..............................................        --       (12,051)(d)     (12,051)
                                                               -------      --------        --------
     Total Stockholders' Equity.............................    14,740        (4,313)         10,427
                                                               -------      --------        --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................   $37,315      $ (3,572)       $ 33,743
                                                               =======      ========        ========

      See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                                     DUPONT

         NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF DUPONT
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The unaudited pro forma consolidated income statement for the year ended December 31, 1998 and for the six months ended June 30, 1999 and the unaudited pro forma consolidated balance sheet as of June 30, 1999 have been prepared from the consolidated financial statements of DuPont for the year ended December 31, 1998 and for the six months ended June 30, 1999 included in DuPont's Form 10-K/A for the year ended December 31, 1998 and DuPont's Form 10-Q for the quarterly period ended June 30, 1999. The financial statements of DuPont as set forth in its Form 10-K/A for the year ended December 31, 1998 and in its Form 10-Q for the quarterly period ended June 30, 1999 present Conoco's petroleum operations as discontinued operations.

     The pro forma financial statements give effect to the exchange offer, the cash offer and, as described below, the transactions directly associated with the initial public offering and separation of Conoco from DuPont. These transactions and their effect on DuPont are described in the notes to these unaudited pro forma financial statements. To the extent these events are not reflected in the historical consolidated income statements of DuPont, the unaudited pro forma consolidated income statements assume that these transactions occurred as of the beginning of the periods presented. To the extent these events are not reflected in the historical balance sheet, the unaudited pro forma balance sheet assumes that these transactions occurred as of June 30, 1999.

     The initial public offering of the Class A common stock of Conoco, previously a wholly owned subsidiary of DuPont, commenced on October 21, 1998, and the Class A common stock began trading on the New York Stock Exchange on October 22, 1998. The initial public offering consisted of 191,456,427 shares of Class A common stock issued at a price of $23 per share, for net proceeds of $4,228, after deducting the underwriting discounts and commissions payable by Conoco. The initial public offering represented DuPont's first step in the planned divestiture of its entire petroleum business. Through DuPont's ownership of 100 percent of Conoco Class B common stock, a total of 436,543,573 shares, DuPont owned approximately 70 percent of Conoco's common stock representing approximately 92 percent of the combined voting power of all classes of voting stock of Conoco at June 30, 1999.

     In July 1998, a dividend of $7,500 was declared and paid in the form of a promissory note by Conoco to DuPont. In September 1998, Conoco declared a dividend of $700 representing a reduction of notes receivable from DuPont. In connection with the initial public offering and as a part of the separation of Conoco from DuPont, DuPont transferred to Conoco the ownership of a number of subsidiaries, which consisted of oil and gas businesses and operations including the associated assets and liabilities. The transactions related to the separation were included in the provisions of the separation agreement between Conoco and DuPont and primarily included the following:

     - structuring Conoco on a stand-alone basis by transferring between DuPont and Conoco a number of subsidiaries and assets and liabilities;

     - settling, to the extent specified, intercompany loans in existence prior to the initial public offering;

     - delivering a promissory note to DuPont as settlement for DuPont stock options held by Conoco employees and other employee benefits related liabilities;

     - using the net proceeds of the initial public offering to repay DuPont a portion of intercompany indebtedness; and

     - entering into agreements with respect to employee benefit arrangements, information management, provision of interim services, financing arrangements, tax sharing, environmental liabilities and various commercial arrangements.

                                     DUPONT

                                  (UNAUDITED)

     Conoco used the net proceeds from the initial public offering to repay indebtedness owed to DuPont or to purchase a portion of the indebtedness owed by subsidiaries of Conoco to DuPont as follows:

     - to pay accrued interest ($124) on the $7,500 promissory notes and then to repay principal ($2,654) on the note to the extent necessary to reduce the principal amount to $4,846;

     - to purchase intercompany notes denominated in Norwegian Kroner with an aggregate principal amount of approximately $461 after conversion to U.S. dollars, together with accrued interest ($9);

     - to pay accrued interest ($8) and a portion of the principal ($820) on another intercompany note to the extent necessary to reduce the principal amount to $7; and

     - to pay a portion of the principal ($152) on an intercompany demand note.

The sum of these payments to DuPont in October 1998 was $4,228.

     In April 1999, Conoco sold $4,000 in senior debt securities. Conoco used the net proceeds of $3,970, after deducting debt issuance costs and note discount, to reduce the related party debt and accrued interest owed to DuPont. In May 1999, Conoco issued commercial paper and used the proceeds of $1,022 to repay its remaining indebtedness to DuPont.

     Under the terms of the exchange offer, DuPont exchanged 436.5 million shares of Conoco Class B common stock owned by DuPont for 148 million shares of DuPont common stock held by United States persons based on the exchange ratio. The pro forma financial information contained in this Form 8-K has been compiled, in part, on the basis of the exchange ratio of 2.95 shares of Conoco Class B common stock for each share of DuPont common stock.

     Under the terms of the cash offer, DuPont purchased 8.0 million shares of DuPont common stock held by persons that are not United States persons at a cash purchase price of $80.76 a share. The cash purchase price was determined by multiplying the exchange ratio of 2.95 by the closing sale price of Conoco Class A common stock on July 8, 1999 of $27 3/8.

     The DuPont shares received in the exchange offer and cash offer will be recorded as an increase to treasury stock at the market value of the shares of Conoco Class B common stock distributed on the expiration date in the exchange offer and at the cash price paid for DuPont shares in the cash offer. The exchange offer will result in a net gain to DuPont, after direct expenses of the disposition, and will be reported as a component of the gain on disposal of discontinued business. The gain from the exchange offer results from the difference between the market value and the carrying value of the shares of Conoco Class B common stock distributed. There is no gain or loss from the cash offer.

     On March 15, 1999, DuPont agreed to effect a business combination with Pioneer Hi-Bred International, Inc. The merger is expected to close in 1999. While the effects of this transaction are not required for pro forma purposes, in the year 2000, the first full year of combined operations with Pioneer, DuPont expects fully diluted earnings per share, excluding the impact of nonrecurring items, to be reduced by about seven percent as the result of increased interest expense and purchase price amortization of intangible assets associated with the acquisition. Preliminary analysis indicates that 1999 pro forma earnings, assuming the merger took place on January 1, 1999, will show even more dilution due to the required exclusion under the pro forma rules of future operating benefits DuPont expects to realize from the combined operations. Actual dilution will be dependent on many factors including earnings of DuPont and Pioneer after the merger, allocations of purchase price including amounts assigned to purchased in-process research and development, and the number of DuPont shares

                                     DUPONT

                                  (UNAUDITED)

issued to acquire Pioneer.

     The pro forma adjustments are based upon currently available information and contain estimates and assumptions. DuPont believes the estimates and assumptions provide a reasonable basis for presenting the significant effects of the initial public offering, the separation of Conoco from DuPont, the exchange offer and the cash offer, and that the pro forma adjustments give appropriate effect to these estimates and assumptions and are properly applied in the unaudited pro forma consolidated financial statements.

2. PRO FORMA ADJUSTMENTS

  UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS

     (a) Interest expense for continuing operations in the historical income statements reflected an allocation to discontinued operations as provided under EITF Issue 87-24. The pro forma basis interest expense results from the assumed repayment of DuPont's short-term commercial paper borrowings with actual proceeds received from Conoco in connection with the initial public offering and separation of Conoco from DuPont. This is consistent with DuPont's actual use of proceeds received from Conoco as a result of the transaction. Pro forma interest also reflects assumed additional commercial paper borrowings totaling $741, comprised of $646 required to purchase DuPont common stock under the cash offer and $95 required for direct expenses of the disposition. Pro forma interest calculations are based on historical interest rates paid by DuPont on short-term commercial paper borrowings for the periods presented. For the year ended December 31, 1998 and for the six months ended June 30, 1999 average commercial paper rates were 5.6 percent, and 5.0 percent, respectively. To the extent Conoco's payments to DuPont were in excess of commercial paper borrowings, the excess was not assumed to benefit pro forma results.

                                     DUPONT

                                  (UNAUDITED)


     (b) The pro forma provision for income taxes reflects a benefit due to increased utilization of foreign tax credits when DuPont's provision for income taxes is computed on a stand-alone basis and the tax effect of the pro forma interest adjustment.

  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

     (a) The gain on the disposition of Conoco Class B common shares results from the difference between the market value ($11,405) and the carrying value of the Conoco Class B common shares, ($3,572), less $ 95 in direct expenses. The total market value of Conoco Class B common stock is based on the closing price on The New York Stock Exchange composite tape of Conoco Class B common stock, when issued, on August 6, 1999, the expiration date of the exchange offer, of $26 1/8 times the 436,543,573 shares of Conoco Class B common stock owned by DuPont.

     (b) Reflects additional borrowings totaling $741, comprised of $646 required to purchase DuPont common stock under the cash offer and $95 required for direct expenses of the disposition.

     (c) Reflects the elimination from accumulated other comprehensive loss of amounts pertaining to Conoco's operations as of June 30, 1999. Amounts represent cumulative translation adjustment (loss) of $281 and minimum pension liability adjustment (loss) of $79. The total adjustment reduces the gain on the transaction by $360.

     (d) Reflects the market value of the 436.5 million Conoco shares distributed in the exchange offer ($11,405) for 148 million DuPont shares and cash paid for 8.0 million DuPont shares in the cash offer ($646).

                                    SIGNATURE



              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                          E. I. DU PONT DE NEMOURS AND COMPANY
                                                      (Registrant)




                                                    /s/ D. B. Smith
                                          ------------------------------------
                                                      D. B. Smith
                                                  Assistant Controller




August 16, 1999